SECURITIES AND EXCHANGE COMMISSION


                    Washington, D.C.  20549


                         ____________


	                   FORM 8-A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



               MBNA America Bank, National Association
         (Exact name of registrant as specified in its charter)


           United States                       	       51-0331454
	(State of incorporation or organization)	(IRS Employer
                                                	Identification No.)


	 1100 North King Street
         Wilmington, Delaware                             19801
	(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

MBNA Master Credit Card Trust II
Class A Floating Rate Asset Backed Certificates, Series 1997-K
Class B Floating Rate Asset Backed Certificates, Series 1997-K
(Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.	Description of Registrant's Securities to be Registered.

	The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk
Factors"; "The Receivables"; "Maturity Assumptions";
"Receivable Yield Considerations"; and "Description of the
Certificates" in the Prospectus Supplement dated October 9,
1997 and "Prospectus Summary"; "Risk Factors"; "The
Receivables"; "Maturity Assumptions"; "Description of the
Certificates"; "Certain Legal Aspects of the Receivables";
"Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated October 8, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.	Exhibits.

	Exhibit 1--Form of specimens of certificates representing
Class A Floating Rate Asset Backed Certificates,
Series 1997-K and Class B Floating Rate Asset Backed
Certificates, Series 1997-K.

	Exhibit 2--Pooling and Servicing Agreement (included in
Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
Agreement, dated as of March 11, 1996 (included in
Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April
5, 1996, which is incorporated herein by reference).

	Exhibit 4--Series 1997-K Supplement.

	Exhibit 5--Prospectus Supplement dated October 9, 1997, as filed with the Securities and Exchange Commission on October 10, 1997, pursuant to Rule 424(b)(2), together with the Prospectus dated October 8, 1997, as filed with the Securities and Exchange Commission on October 9, 1997, pursuant to Rule 424(b)(5).

	SIGNATURE


		Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


				MBNA AMERICA BANK, NATIONAL ASSOCIATION




Date:  October 22, 1997
							By: /s/ Jerry M. Hamstead
							   	Jerry M. Hamstead
							      	First Vice
President
	INDEX TO EXHIBITS



Exhibit
Number-      Exhibit
1-Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1997-K and Class B Floating Rate Asset Backed Certificates, Series 1997-K.

2-Pooling and Servicing Agreement (included in Exhibit 4 to the
Registrant's Form 8-K, as filed with the Securities and Exchange
Commission on October 14, 1994, which is incorporated herein by reference).

3-First Amendment to Pooling and Servicing Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).

4-Series 1997-K Supplement.

5-Prospectus Supplement dated October 9, 1997, as filed with the Securities and Exchange Commission on October 10, 1997, pursuant to Rule 424(b)(2), together with the Prospectus dated October 8, 1997, as filed with the Securities and Exchange Commission on October 9, 1997, pursuant to Rule 424(b)(5), is incorporated herein by reference.